UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2011

ITC^DELTACOM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2301135 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

ITC^DeltaCom, Inc. (“ITC^DeltaCom”) filed its Annual Report on Form 10-K for the year ended December 31, 2010, with the Securities and Exchange Commission (the “SEC”) on March 1, 2011 (the “Original Form 10-K”).  ITC^DeltaCom is filing this Current Report on Form 8-K to provide revised consolidated financial statements for the year ended December 31, 2010. The consolidated financial statements as of December 31, 2010 were revised in accordance with Accounting Standards Codification Subtopic 805-10-25 “Business Combinations” to reflect retrospective adjustments to provisional amounts recorded as goodwill. The consolidated financial statements of ITC^DeltaCom which replace in their entirety the consolidated financial statements contained in the Original Form 10-K are attached as Exhibit 99.1 and are incorporated by reference herein.

Except as stated herein, this Form 8-K does not reflect events occurring after the date of filing of the Original Form 10-K on March 1, 2011, and no attempt has been made in this Form 8-K to modify or update other disclosures presented in the Original Form 10-K.  Among other things, forward-looking statements made in the Original Form 10-K have not been revised to reflect events that occurred or facts that became known to the Company after the filing of the Original Form 10-K, and such forward-looking statements should be read in their historical context.  Accordingly, this Form 8-K should be read in conjunction with the Original Form 10-K and the Company’s other filings with the SEC subsequent to the filing of the Original Form 10-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Consolidated Financial Statements of ITC^DeltaCom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Executive Vice President,
Chief Financial Officer

Date: May 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consolidated Financial Statements of ITC^DeltaCom.